FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of this 30th day of December, 2015, by and between Imation Corp., a Delaware corporation (“Seller”), and Larson Family Real Estate LLLP, a Minnesota limited liability limited partnership (“Purchaser”).

RECITALS

A.    Seller and Purchaser entered into a certain Purchase and Sale Agreement dated as of December 18, 2015 (the “Agreement”), with respect to the purchase and sale of certain real property described on Exhibit A attached hereto and made a part hereof.
B.    Seller and Purchaser desire to modify the Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, the parties hereto hereby agree as follows:
1.Incorporation of Definitions. All undefined capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Agreement.
2.Post-Closing Adjustments of Prorations. Seller and Purchaser shall adjust any apportionments made under Article 10 of the Agreement after the Closing to account for errors or incorrect estimates (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing) made as of the Closing Date (it being agreed that the parties’ aforesaid agreement to make such adjustments shall survive the Closing for a period of ninety (90) days). Seller and Purchaser agree to cooperate with each other in making such adjustments after the Closing and to promptly pay to each other any sums to which a party may be entitled as a result of such adjustments. To the extent that pursuant to the provisions hereof, Seller is entitled to, or responsible for, any portion of rents or charges payable under any Lease after the Closing, Purchaser shall bill tenants under the Leases for all rents and charges as provided by their respective Lease and Purchaser shall use commercially reasonable efforts to collect any and all rents and charges due pursuant thereto; it being understood that Purchaser shall have no obligation to terminate any Lease or institute any collection actions for tenants’ failure to pay such rents and charges. To the extent the tenants under the Leases have paid, or pay after the Closing, to Seller any such rents or charges that are due Purchaser because of the apportionments and any adjustments there to, Seller agrees to pay over to Purchaser such funds.
3.Counterparts. This First Amendment or the signature pages hereof, may be executed in any number of original counterparts, all of which evidence only one agreement and only one full and complete copy of which need be produced for any purpose. A facsimile or PDF of a signature will have the same legal effect as an original signature.

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4.Reaffirmation. Except as expressly amended by this First Amendment, the parties hereto agree that the terms, conditions and provisions of the Agreement are hereby ratified and reaffirmed and shall remain in full force and effect. This First Amendment and the Agreement shall hereafter be read and construed together as a single document, and all references to the Agreement contained in the Agreement or any other instrument shall hereafter refer to the Agreement as amended by this First Amendment.
[Signatures Follow]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment as of the date first above written.
SELLER:
IMATION CORP., a Delaware corporation

By:	/s/ James C. Ellis

Name:	James C. Ellis

Title:	Vice President

PURCHASER:
LARSON FAMILY REAL ESTATE LLLP, a Minnesota limited liability limited partnership
By:    Larson Enterprises, its General Partner

By:    /s/ John W. Fitzgerald
    Name:    John W. Fitzgerald, as attorney in             fact for Kenneth R. Larson,
    Title:    Partner

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EXHIBIT A
Legal Description

Parcel 1:
Lots 1, 2, 4, 5 and 6, Block 1; and Outlots A, D and F, Oakdale Farm 2nd Addition, according to the recorded plat thereof, Washington County, Minnesota.
(Abstract property)

Parcel 2:
Lot Three (3), Block One (1), Oakdale Farm 2nd Addition, according to the plat thereof on file and of record in the Office of the Registrar of Titles, Washington County, Minnesota.
(Torrens property)

Parcel 3:
Outlot C, Oakdale Farm 2nd Addition, according to the plat thereof on file and of record in the Office of the Registrar of Titles, Washington County, Minnesota.
(Torrens property)

GP:4256588 v2

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